EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2012, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Sun Hydraulics Corporation, which appears in the Annual Report on Form 10-K for the two-year period ended December 31, 2011.

/s/ Mayer Hoffman McCann, P.C.

Mayer Hoffman McCann, P.C.
November 9, 2012
Clearwater, FL